Exhibit 10.15

Beijing Shiji Hengfeng Real Estate Development Co., Ltd.	Grandyvic Building

Lease Contract of Grandyvic Building

Lessor: Beijing Shiji Hengfeng Real Estate Development Co., Ltd. (“Party A”)

Lessee: Beijing Youhu Business Service Co., Ltd. (“Party B”)

The Parties enter into this lease contract (“Contract”) on January 22, 2018 upon amicable consultation.

I.                                        Leased Units

Party A agrees to lease units 01/02/03/04/05/06/07/08 (“Units” or “Leased Units”) of the 18th floor (elevator floor) of Grandyvic Building (“Building”) set forth herein to Party B, and Party B agrees to take lease of the Units, according to the terms and conditions of this Contract.

The Units subject to the lease hereof are units 01/02/03/04/05/06/07/08 on the 18th floor of Grandyvic Building which is located at Block 1, Courtyard 16, Taiyanggong Middle Road, Chaoyang District, Beijing, with a floor area of 2773.78 square meters.

II.                                   Lease Purpose

The Leased Units shall be used for office purpose only, excluding any other purposes.

III.                              Lease Term

The lease term of this Contract is 2 years, from September 1, 2018 to August 31, 2020.

IV.                               Renovation Period

(I)                                   The renovation period is 3.5 months from May 16, 2018 to August 31, 2018. Party B is not required to pay rent but shall pay the property management fee during the above renovation period. The costs with respect to renovation of the Units during the renovation period shall be borne by Party B.

(II)                              Party A shall provide Party B with the necessary conditions for renovation within three days after Party B pays the property management fee, the rent and the lease security deposit according to Clauses V (II) and (IV) hereof, including the renovation site, temporary use of water, power and elevator, and entrance and exit for goods and personnel. If the renovation is delayed due to any reason of Party A, the renovation period will be postponed and commence from the date when the renovation actually starts.

(III)                         If the renovation period is delayed due to any reasons of Party B, or because the entrusted renovation company fails to submit the renovation plan of the Units to the fire authority of Beijing or relevant government department for approval, or because the renovation plan fails to pass the examination and approval of the fire authority of Beijing or relevant government department, or because the renovation company fails to deliver the above renovation plan to Party A, the renovation period will not be postponed, and Party A shall not assume any liability.

(IV)                          The renovation period will not start until Party B completes the formal handover procedure of the Leased Units with Party A. From the formal handover date or from the beginning of the renovation period, all legal responsibilities, insurance and public utility fees of the Leased Units shall be borne by Party B.

V.                                    Rent, Security Deposit, and Other Costs; Payment Method

(I)                                   Rent

During the lease term the standard of the rent payable by Party B to Party A shall be RMB 335/month/square meter (including the invoice for the property management fee, that is, the price is inclusive of taxes).  The rents and property management fees hereunder are payable on a monthly basis, and the rents and property management fees of each month shall be paid by Party B on or before the thirtieth day of the last month.

(II)                              Initial Rent and the Property Management Fee for the Renovation Period

Within 7 days after execution hereof, Party B shall pay the initial rent equivalent to one-month rent to Party A, i.e., RMB 929,216.3  (in words: Nine Hundred and Twenty Nine Thousand Two Hundred and Sixteen Point Three), among which the rent is RMB  857,098.02 (in words: Eight Hundred and Fifty Seven Thousand and Ninety Eight Point Zero Two), and the property management fee is RMB 72,118.28 (in words: Seventy Two Thousand One Hundred and Eighteen Point Two Eight). The period of the initial rent is from September 1, 2018 to September 30, 2018. The above initial rent has been paid by Party A to Party B in full according to the Letter of Intent for Lease signed by Party B on January 18, 2018.

Party B shall further pay the property management fee for the renovation period of 3.5 months in an amount of RMB 252,413.98 (in words: Two Hundred and Fifty Two Thousand Four Hundred and Thirteen Point Nine Eight).

(III)                         Adjustment of Rent

If Party B intends to renew the lease when this Contract expires, Party A has the right to adjust the rent based on the current market situation.

(IV)                          Security Deposit

1.                                      Within 7 days after execution of this Contract, Party B shall pay party A the security deposit in an amount of three-month rents as a security for Party B’s due performance of the provisions hereof. The total amount of the security deposit is RMB  2,787,648.9 (in words: Two Million Seven Hundred and Eighty Seven Thousand Six Hundred and Forty Eight Point Nine). Party A shall issue an invoice of the amount of the security deposit to Party B when it receives the security deposit.

2.                                      If Party B breaches any provision hereof, Party A may use or retain all or part of the security deposit to compensate any direct economic loss incurred by Party A from the breach of Party B. Where the security deposit is insufficient to cover the loss, Party B shall further compensate the difference. When Party A deducts any security deposit, Party B shall make up the security deposit to the amount specified in the above Paragraph 1 of this Clause V(IV).

3.                                      When this Contract expires or when the Parties terminate this Contract by an agreement, Party A shall refund the security deposit to Party B without interest within fourteen (14) days after it is satisfied that all conditions below are met:

(1)         Party B shall have paid off all due amounts, including but not limited to the rent, property management fee, costs for energy (i.e., costs for power, same below), liquidated damages, damages, and other costs or damages payable according to law or this Contract;

(2)         Party B shall have returned the Premises according to the terms of this Contract;

(3)         Where Party B or any other entity guaranteed by Party B uses the Premises as its registered address to obtain any business license, other licenses or permits or other registrations, Party B shall have completed the change or deregistration of such certificates or registration within 45 days after this Contract terminates, and make this Premises availabe for any new registration for industry and commerce and for any registration of licenses or permits for other entities (Party B shall provide Party A with the approval, registration or filing evidences issued by relevant administrative agencies with respect to such change or deregistration). Party A has the right to deduct 1% of the security deposit each day for any delay of the above formalities;

(4)         Where Party B has completed the registration of or transfer of registration of relevant water, power, gas, communication and network of the Premises, Party B shall have completed the corresponding transfer of registration or deregistration formalities (Party B shall provide Party A with the approval, registration or filing evidences issued by relevant administrative agencies with respect to such transfer or deregistration);

(5)         The return and refund of any membership cards, prepaid cards and similar cards and the qualification certificates issued by Party B taking the Premises as operating site or otherwise with respect to the Premises shall have been completed, and any compliants or other after-service issues shall have been resolved;

(6)         Any dispute between Party B and Party A and/or consumers (if any) shall have been resolved properly; and

(7)         Party B shall have returned Party A the receipt of the security deposit issued by Party A.

(V)                               Interest for Overdue Payment

If Party B delays to pay any amount due to Party A according to this Contract, Party A has the right to charge Party B for liquidated damages at the daily rate of 0.02% of the overdue amount. The above liquidated damages shall accrue from the due date of the overdue amount, until Party B pays off the principal of all overdue amount,  the liquidated damages, and other costs and expenses.

(VI)                          Notarization Cost, Stamp Duty and Registration Fee

Party A and Party B shall pay their respective taxes and fees arising out of lease of the Units according to relevant regulations of the government, including but not limited to the notarization cost, the contract stamp duty, the registration fee and other relevant costs and expenses.

(VII)                     Payment Method

Party B shall promptly pay the rent and other due amounts in RMB to the bank account designated by Party A. Party A has the right to change the above account, provided that it shall notify Party B in writing ten working days in advance. Party B shall not be liable for any loss caused by Party A’s failure to promptly notify. Party A shall issue value-added tax invoice of corresponding amount to Party B within five days after it receives the rent and other amounts payable by Party B.

Account name: [ACCOUNT NAME]

Account No.: [ACCOUNT NUMBER]

Bank: [BANK NAME]

IBAN: [IBAN NUMBER]

CNAPS Code: [CODE NUMBER]

(VIII)                Building Management and Costs

1.                                      The standard property management fee of the Building is RMB 26/month/square meter (including the property management fee of RMB 20/month/square meter, and the energy fee of RMB 6/month/square meter). The costs shall be paid to Party A’s account together with the rent.

2.                                      Party B shall pay all costs for power, water and other utilities relating to the Leased Units according to the account of the costs for utilities provided by Party A. The costs shall be paid to Beijing Jinjiang North Property Management Co., Ltd., Eighth Branch designated by Party A.

3.                                      During the lease term, Party B shall pay the costs for utilities for each month to Beijing Jinjiang North Property Management Co., Ltd., Eighth Branch designated by Party A within seven days after Party A sends the payment notice.

VI.                               Covenants and Rights

(I)                                   Party A’s Covenants and Rights

1.                                      Party A’s Covenants

(1)         Party A undertakes that it has the right to lease out the leasable area of the Building.

(2)         Party A has the legal capacity to conduct the lease business involving foreign factors according to its registered business scope.

(3)         Party A has legal right to lease out the Units.

(4)         Party A warrants that the Building is a property conforming to the design standards.

(5)         Party A shall maintain all equipment and systems in public area in sound, clean and normal operation and shall maintain the public area in clean and tidy conditions, so that Party B can enjoy an appropriate business environment and avoid any nuisance.

(6)         Party A shall be responsible for the greening and security service of the public area of the Building and relevant costs.

(7)         Except for any force majeure event or any liability of relevant government department, Party A warrants that the power, lighting, air-conditioning and communication services of the Leased Units shall be in good condition and function normally from the lease commencement date hereunder.

(8)         Party A shall set a company’s signage in the unified form of the Building at the place designated by Party A in the hall of the Building for Party B at the cost of Party A.

(9)         Party A agrees to keep the above provisions confidential, and shall not disclose such provisions to any third party other than the Parties (except for Party A’s attorney and/or consultant) without permission of Party B, unless as required by laws, court’ s decisions or administrative orders.

(10)  Party A warrants that the right of Party B to lease and use the Units shall not be adversely affected by any mortgage, lease, sale, charge or other contracts. During the term of this Contract, regardless how the title or use right to the Units changes, Party A shall guarantee unconditionally the lease by Party B of the Units. Otherwise, Party B has the right to terminate this Contract early, and Party A shall refund twice the performance deposit paid by Party B and the rent, property management fee and costs for water and power paid but not used.

(11)  Party A shall repair and update any damage or loss of any facility in the Leased Units caused not through Party B’s reason at Party A’s costs.

2.                                      Party A’s Rights

(1)         Party A has the right to access all passages and public areas of the Building.

(2)         Party A has the right to inspect, repair and set all equipment, systems and pipelines.

(3)         Party A or its authorized person has the right to send any staff to enter the Leased Units for purpose of security, inspection, repair or maintenance of the Leased Units or the Building, provided that it shall give 1 day written notice to Party B. However, in case of any emergency or dangerous event, Party A or its authorized person may enter the Units immediately to handle such event without consent of Party B. Party A shall use its best efforts not to prevent Party B from using the Units in any case.

(4)         Upon at least 10-day written notice to Party B, Party A has the right to transfer the Building or any part thereof (including the Lease Units) to any third party during the term of this Contract, provided that Party A shall ensure that the transferee will assume Party A’s covenants and rights hereunder.

(5)         Party A has the exclusive right to set, arrange, repair, remove and change all signages, notices, posters and advertisement in any place of the Building.

(6)         Party A has the right to change the name of the Building without consulting Party B’s opinion.

(7)         Party A reserves the right to re-develop and dismantle the Units or other parts of the Building 6 months before expiration of this Contract. In any of the above case, Party A shall give prior written notice to Party B to terminate this Contract. Meanwhile, Party A shall refund the security deposit in full to Party B. Party B is not required to pay the remaining rent for any unperformed lease term.

(8)         Party A or its authorized person may enter the Leased Units of Party B to inspect the Building at reasonable time upon prior notice to Party B 6 months before this Contract expires, provided that they shall not obstruct Party B’s normal operation.

(9)         Party A has the right to create mortgage or other security interest over any the Building or any part thereof (including the Units) during the term of this Contract without consent of Party B.

(10)  In case of any emergency or dangerous event, Party A or its authorized person shall immediately enter the Units to handle relevant event without Party B’s consent, provided that Party A or its authorized person shall use their best efforts to avoid any loss to Party B.

(11)  Party A shall not be liable for any loss or damage caused by Party B. Before the planned acceptance, including but not limited to where any administrative agency inspects the Leased Units on any working day, Party B shall unconditionally cooperate (including that Party A notifies Party B in advance to stop business on the inspection date), and Party A shall not assume any liability for breach of contract. Where the administrative agency requires that the Building will stop for normal use for a period of time, Party A will not charge the rent and property management fee for such period. Other costs shall be paid by Party B normally, and Party A shall not assume other liability for breach of contract.

(12)  Party A’s failure or delay to exercise any rights or remedies hereunder shall not constitute waiver of such rights or remedies. Party A’s single or partial exercise of its right shall not prevent its other or further exercise of such rights or other rights or remedies.

(13)  If Party A needs to change the Lessor hereunder to its affiliate due to deregistration of entity or other reason, Party B shall cooperate, and shall not refuse or increase the lease conditions of the Units.

(II)                              Party B’s Covenants and Rights

1.                                      Party B’s Covenants

(1)         Party B shall pay the rent and relevant costs of the Units to Party A timely during the term of this Contract. Party B has no right to refuse to pay or retain any due rent based on any property management issue or other reasons.

(2)         Party B shall be responsible for the costs for the water, power, communication and telephone in the Units and other costs for the public utilities relating to Party B.

(3)         Party B shall submit the indoor renovation drawings to Party A or its entrusted manager after this Contract is executed and before the renovation period starts. Party B’s renovation of the Units shall conform to the provisions and restrictions in the Tenant Renovation Manual issued by Party A and its entrusted manager, and the renovation drawings and specifications approved in writing by the fire authority of Beijing.

(4)         The contractor employed by Party B for renovation of the Units must hold the business license and qualification certificates for construction and of relevant industry approved by relevant government department to conduct the indoor renovation in the Building.

(5)         Where Party B intends to renovate during the term of this Contract, it shall give prior notice to and obtain written consent of Party A.

(6)         Party B shall compensate for all losses incurred by Party A, other owners, users or third parties owing to any reason of Party B.

(7)         Party B shall use reasonably the devices provided by Party A in the Units and the public devices/systems/equipment of the Building (including but not limited to air-conditioning and heating devices, fire/alarm devices, lighting devices, cables,  wires and wiring conduits) to avoid any man-made damage.

(8)         If Party B causes any damage to the Leased Units, it shall promptly notify Party A. If Party B fails to repair the above damage partly or wholly within one month after receiving the written notice of Party A, Party A may repair by itself and the costs arising therefrom shall be borne by Party B.

(9)         Party B shall take reasonable measures to prevent the Leased Units from being damaged by any natural disasters, such as storm or sandstorm. If the Leased Units suffer the above damage, Party B shall promptly notify Party A. Party A shall repair such damage caused by natural disasters or other force majeure events within 3 working days after receiving the notice of Party B.

(10)  Party B shall repair the Leased Units and recover the Units to their complete conditions within one month after receiving Party A’s written notice where Party B causes any damage to the structural part of the Leased Units through its negligence or fault.

(11)  Party B shall take out insurances of self-owned properties from a reputable insurer.

(12)  Party B shall allow Party A to enter the Units to carry out daily maintenance or emergent repair. Any maintenance other than daily maintenance shall be subject to prior notice to Party B.

(13)  Party B shall promptly notify Party A of any property damage or personal injury in the Units.

(14)  Party B shall not install or modify any equipment in the Building, or separate and exceed the load-bearing standards of the floor.

(15)  Party B shall not cause any noise, act or event that is nuisance to the Building or other persons.

(16)  Party B shall not carry out any act in the Leased Units that damages Party A or other lessees of the Building, nor carry out any act damaging the reputation of the Building. Party B shall not commit any illegal activities in the Leased Units.

(17)  Party B shall not store in the Leased Units any items that pose a danger to the Building or other personnel, including but not limited to weapons, ammunition, saltpeter, gunpowder, kerosene or other flammable, explosive, illegal or dangerous articles.

(18)  Party B shall not manufacture or store goods or commodities in the Leased Units, except for goods and commodities related to Party B’s business and activities and serving as samples or exhibits with the prior written consent of Party A.

(19)  Party B shall not and shall not allow others to carry out any activities that cause all or part of the insurance of the Building void or cause an increase in insurance premiums. If Party B violates the provisions of this Clause and Party A needs to reinsure or increase the insurance premium, Party B shall immediately reimburse any insurance premium or any additional insurance premium payable by Party A.

(20)  Party B shall not stack, discard or leave boxes, furniture, rubbish and any other items in the public areas of the Building, such as the lobby, elevators, stairs, passageways, halls, landings, shop windows and other public areas, resulting in any other inconvenience or obstruction to other lessees or users.

(21)  Party B shall not establish, display or exhibit any advertisement or signage devices inside or outside the Units’ doors and windows or inside or outside the Building unless Party A gives prior written approval of the location.

(22)  After execution of this Contract, Party B shall further comply with the Building Management Convention, the Tenant Manual and other rules prepared by Party A.

(23)  Party B shall undertake to obtain relevant business licenses, permits, certificates or approvals from relevant national department or agencies before operating business in the Units. Where Party B and other entity guaranteed by Party B use the Premises as its registered office to obtain the business license or relevant certificate, permit or other registration, it shall provide the copies of such licenses and certificates to Party A when it successfully obtains the same. If it fails to obtain the same, it shall explain promptly to Party A and cooperate with Party A on any following matters.

(24)  During the term of this Contract, Party B undertakes not to damage the main structure of Party A’s property intentionally, and not to renovate the Units in an way damaging the Building.

(25)  Party B shall discuss the renewal of this Contract with Party A six months before this Contract expires, and the Parties shall sign the renewal agreement or the expiration agreement of this Contract three months before this Contract expires. If the Parties fail to sign the above agreements within the specified time limit due to Party B’s reason, Party B shall pay liquidated damages to Party A according to the daily rent standard specified herein for each day delayed.

(26)  When this Contract expires or terminates early, Party B shall vacate and remove from the Leased Units on the termination of this Contract and return all keys of the Leased Units.

(27)  Party A has the right to enter the Leased Units to inspect at any reasonable time upon prior notice to Party B six months before this Contract terminates.

(28)  Party B shall not act in any way that damages the goodwill of Party A.

(29)  Party B shall perform other obligations to be performed by a lessee according to the national regulations.

(30)  Unless as consent by Party A in writing (which consent shall not be withheld unreasonably), Party B shall not allow others to use the Leased Units by assignment of this Contract, nor sublease or otherwise share the Leased Units or any part thereof with any third party.

(31)  Party B has no right to request Party A to reduce any costs payable by it according to this Contract during the lease term hereof.

(32)  Unless Party A agrees in writing, Party B shall not include “Grandyvic Building” or other similar words in its name, provided, however, that such words may be used as part of Party B’s address.

(33)  If Party B needs to install any self-used air-conditioning equipment in the Leased Units, it shall obtain Party A’s written consent which shall not be rejected without reason. The costs for such installation shall be borne by Party B.

(34)  Party B agrees to keep confidential the above provisions, and shall not disclose such provisions to any third party other than Party A and Party B (except for Party B’s attorney and/or consultant) without Party A’s permission, unless as required by laws, court’s decisions or administrative orders.

2.                                      Party B’s Rights

(1)         Party B may use the Leased Units and access the public area of the Building during the term hereof without being disrupted by Party A.

(2)         Where Party B is not satisfied with any service provided by Party A, it has the right to complain to Party A under reasonable circumstances. Party A shall improve as soon as possible.

(3)         Party B has the right to use the elevators, passages and other public facilities provided by the Building.

(4)         Party B has priority to renew and expand the scope of the lease hereunder.

(5)         Party B’s failure or delay to exercise any rights or remedies hereunder shall not constitute waiver of such rights or remedies. Party B’s single or partial exercise of its right shall not prevent its other or further exercise of such rights or other rights or remedies.

VII.                          Modification and Termination of this Contract

(I)                                   Party A and Party B may amend, modify or early terminate this Contract  in writing upon reaching consensus through negotiation.

(II)                              Where this Contract is unable to perform due to any force majeure event specified in Clause IX hereof, the Parties may terminate this Contract early upon reaching an agreement.

(III)                         Where any of the following circumstances occurs to Party B, Party A has the right to terminate or rescind this Contract unilaterally, without any compensation to Party B. Party A may further deduct the security deposit paid by Party B. Party A’s written notice of termination shall become effective thirty (30) days after issuance.

1.                                      Party B commits any illegal operating activities in material violation of any laws or regulations of the People’s Republic of China.

2.                                      Party B changes the purpose of the Leased Units without permission of Party A.

3.                                      Party B subleases or transfers the sublease of the Leased Units or any interest in any part thereof to others, or share the Leased Units with others, without written permission of Party A.

4.                                      Party B fails to pay the rent, the security deposit or other costs according to Clause V hereof, and fails to correct such failure for fourteen (14) days after receiving Party A’s written notice.

5.                                      Party B breaches its obligations under Clause VI (II) hereof or other obligations hereunder, and fails to correct within fourteen (14) days after receiving Party A’s written notice.

6.                                      Party B goes into bankruptcy or becomes wound up.

7.                                      Party B otherwise breaches this Contract, and fails to correct within fourteen (14) days after receiving Party A’s written notice.

(IV)                          Where any of the following circumstances occurs, Party B has the right to terminate or rescind this Contract unilaterally upon written notice to Party A thirty (30) days in advance, without any compensation to Party A.

1.                                      Party A has any material fault or other non-faulty responsibility during management, resulting Party B unable to use the Leased Units as agreed herein.

2.                                      Party A breaches its obligations under Clause VI (I) hereof or other obligations hereunder, and fails to correct within fourteen (14) days after receiving Party B’s written notice.

3.                                      Party A goes into bankruptcy or becomes wound up.

4.                                      Party A’s operating qualifications required for leasing the Units are taken back, cancelled, or otherwise revoked.

VIII.                     Breach of Contract and Liabilities for Damages

(I)                                   If Party B fails to pay any rent or other costs hereunder in a timely manner, Party A may notify Party B in writing requesting it to pay within 14 days. If Party B fails to pay the amount within fourteen (14) days after Party A sends the notice, Party A has the right to terminate this Contract and request Party B to compensate any damages thus caused and any relevant interest.

(II)                              If Party B changes the purpose of the Leased Units without consent of Party A, Party A has the right to request Party B to correct within a specified time limit. If Party B fails to correct as requested by Party A, Party A has the right to terminate this Contract and claim for damages against Party B according to this Clause VIII (II).

(III)                         If Party B leases or subleases any Units without Party A’s prior written consent during the lease term hereof, Party A has the right to terminate this Contract and request Party B to eliminate any effect of any resulting rights of any third party on Party A within the specified time limit. If Party B fails to eliminate the effect within the specified time limit, Party A may take measures by itself to eliminate the above effect and request Party B to assume all costs arising thereby.

(IV)                          Where Party B becomes bankrupt or wound up, Party A may terminate this Contract. In such case, Party A shall waive the due rent for any unperformed lease term under Clause VIII (IX) after deducting Party B’s security deposit.

(V)                               Where either Party breaches any provision hereof and fails to correct such breach within fourteen (14) days after receiving the other Party’s written notice, the non-breaching Party may terminate this Contract in addition to claiming for damages against the breaching Party.

(VI)                          When this Contract terminates, Party B shall restore the Leased Units to the original conditions on or before the termination date of this Contract, and, upon inspection by Party A, return the Units to Party A. Party B shall further return all keys of the Leased Units.

(VII)                     If Party B fails to return the Leased Units according to the above paragraph, Party A has the right to vacate and restore the Leased Units. Party B shall bear all costs thus incurred by Party A, including but not limited to the costs for vacating and restoring the Leased Units and the costs for storing the items of Party B in the Units. Party A has the right to deduct the above costs from Party B’s security deposit. If the security deposit is insufficient, Party B shall further compensate immediately after receiving Party A’s notice. Before Party A exercises the above right and while Party B continues to use the Leased Units, Party B shall continue to pay Party A the rent for such occupation period according to the provisions of this Contract.

(VIII)                When Party B evacuates from the Leased Units, it shall notify Party A to inspect the Leased Units. The Parties shall sign the Return and Delivery Form on the current status of the Units. Unless the Form expressly states that Party A agrees to accept the delivery of the Leased Units, the Form will only show the current status of the Units, and shall not be deemed that Party A has agreed to accept the surrender of the lease and take delivery of the Units. While Party B is resolving any issues indicated on the Return and Delivery Form, it will be deemed that Party B has not returned the Leased Units according to this Contract.

(IX)                          If Party B terminates this Contract early without written permission of Party A, Party A is not required to refund the security deposit paid by Party B. Party B shall further pay the rent for the unperformed lease term to Party A. If Party B’s early termination causes any loss more than the due rent for the unperformed lease term, Party B shall compensate for the difference. Party A has the right to enter into any other lease contract on the Leased Units, to mitigate any loss caused by Party B’s breach to it.

(X)                               When this Contract is terminated, Party B shall remove the registered office for industrial and commercial registration out of Grandyvic Building within 45 days, and, if it delays in removal, it shall pay late fee at 1% of the security deposit for each day delayed.

IX.                              Force Majeure

(I)                                   Force majeure means any severe natural disaster or other events the Parties are unable to foresee when entering into this Contract, and the occurrence and consequences of which are unable to avoid or overcome by the Parties. Where either Party is unable to perform any obligation hereunder, it shall not be required to assume any liability therefor.

(II)                              Where either Party is unable to perform any obligation in whole or in part, or is unable to perform any obligation on time, it shall promptly notify the other Party, and provide valid evidence issued by relevant authority within a reasonable time limit.

(III)                         If the Units cannot be used or become a property subject to closure order due to fire, flood, storm, typhoon, termite, earthquake, ground subsidence or any other disaster, or if it is declared as a dangerous building by the government for any reason beyond the control of Party A and that is not attributable to Party B’s failure to perform this Contract, all or part of the rent will be deducted according to the extent to which the Units cannot be used until the Units can be reused. However, Party A has no obligation to restore the Units or to compensate Party B for the period during which the Units are not suitable for use. If the Units are not suitable for use for three consecutive months, either Party may notify the other Party in writing to terminate this Contract. The rights and obligations of the Parties accrued before the termination shall not be impaired.

X.                                   Dispute Resolution and Applicable Law

(I)                                   The execution, validity, performance, interpretation and dispute resolution of this Contract shall be governed by the laws of the People’s Republic of China.

(II)                              The Parties shall negotiate to resolve all disputes arising out of this Contract. If negotiation fails, either Party may submit the dispute to the People’s Court of Chaoyang District, Beijing.

(III)                         While this Contract is under arbitration or litigation, except for the disputed matters, the other provisions hereof shall remain valid.

(IV)                          The Parties shall assume their respective legal costs, except for those to be borne by the losing Party according to the court’s decision.

(V)                               This Contract is made in Chinese in two counterparts. Each Party holds one counterpart. All counterparts have equal legal force.

XI.                               Miscellaneous

(I)                                   The exhibits hereto shall have the same legal force as this Contract.

(II)                              This Contract shall become effective when the Parties sign and seal.

Party A: Beijing Shiji Hengfeng Real Estate Development Co., Ltd.	Party B: Beijing Youhu Business Service Co., Ltd.

Company seal: Beijing Shiji Hengfeng Real Estate Development Co., Ltd.	Company seal: Beijing Youhu Business Service Co., Ltd.

Legal representative/authorized representative:	Legal representative/authorized
	representative:	/s/ Tianhua Wu

Execution date: February 11, 2018	Execution date: February 11, 2018